Contacts:
Heather Williams Corporate Media Relations 443.733.1613 communications@keywcorp.com	Chris Donaghey Investor Relations 443.733.1600 investorrelations@keywcorp.com

KeyW Enters Into Definitive Agreement to Acquire Sotera Defense Solutions

•	Combination will create differentiated, pure-play Intelligence Community-focused provider of scale;

•	Transaction accelerates KeyW’s previously articulated growth strategy;

•	Offers high-end portfolio of products and services in support of the most difficult and complex national security and counterterrorism missions;

•	Will maintain strong adjusted EBITDA margin profile of 10+%; and

•	Projected to be immediately accretive to adjusted EPS in fiscal year 2017; GAAP EPS in 2018.

HANOVER, Md., March 8, 2017 (GLOBE NEWSWIRE) -- The KeyW Holding Corporation (NASDAQ: KEYW) today announced that its wholly-owned operating company, The KeyW Corporation, has signed a definitive agreement to acquire Sotera Defense Solutions (Sotera) in an all-cash transaction valued at approximately $235 million, inclusive of an expected $46 million net present value of acquired tax benefits. This transaction will augment the strengths of each company to create a leading pure-play products and solutions provider to the Intelligence Community (IC) and related customers with expected combined pro-forma revenue of approximately $535 million in 2017. The transaction, approved by the boards of directors of both companies, has received the requisite approval of the Sotera shareholders, and, subject to other customary conditions, is expected to close in the second quarter of 2017. The transaction is expected to be immediately accretive to 2017 adjusted EPS (GAAP EPS, excluding transaction expenses) and significantly accretive to 2018 GAAP EPS. Under the terms of the agreement, Sotera will become a wholly-owned subsidiary of The KeyW Corporation following the transaction.
“Both KeyW and Sotera deliver advanced technologies to the Intelligence, Cyber and Counterterrorism communities to secure our nation and its allies,” said Bill Weber, KeyW’s chief executive officer. “We share a common goal to expand our footprints among IC customers and leverage unique capabilities to significantly benefit existing and new customers, as well as add scale. This combination will provide customers access to these high-value solutions while also creating new opportunities for our employees and driving additional value for shareholders.”
Sotera Defense Solutions, formerly known as Global Defense Technology & Systems, Inc., is privately owned by funds managed by Ares Management, L.P. Sotera is a prime contractor on approximately 80% of its work, and is expected to generate an estimated $225 million in revenue and $20 million in adjusted EBITDA in calendar year 2017.
Together, KeyW and Sotera will deliver an advanced portfolio of solutions, including cyber, geospatial, cloud and data analytics, engineering, analysis and operations and machine learning. On a pro-forma basis, the combined company is expected to generate approximately $535 million in revenue and more than $55 million in adjusted EBITDA in 2017 before synergies.
“We’re pleased to join forces with KeyW,” said Deb Alderson, chief executive officer of Sotera Defense Solutions. “The customers, contracts and offerings of each business complement each other well and will be attractive for all stakeholders. Our team’s focus and solid execution made Sotera the superb company it is today. Sotera looks forward to working with Bill and the KeyW management team on a smooth integration that allows us to leverage our combined capabilities to create added near-term value for our customers’ vital missions.”
“This transaction is demonstrative of the impressive national security platform that the team at Sotera has built,” said Matthew Cwiertnia, partner in the Ares Private Equity Group. “In particular, we want to thank Deb for her leadership and tireless commitment to the company. It has been a pleasure to be her partner.”

SUMMARY OF STRATEGIC AND FINANCIAL BENEFITS
Together, KeyW and Sotera expect to provide significant benefits to customers, employees and shareholders alike:

•
Provides New and Enhanced Access to Agencies within the IC: Sotera will add high-priority new customer agencies to KeyW’s existing IC portfolio, including highly sought-after FBI and DHS customers, and create additional inroads at new areas of the DoD (e.g., Army Intelligence). The new customer base is expected to accelerate KeyW’s organic expansion plan.

•
Adds Significant Scale, Creating Unique, IC-Focused Provider: The transaction will create a pure-play IC-focused services provider with an estimated $535 million of pro forma 2017 revenue and approximately 2,100 skilled employees, with approximately 80% having Top Secret and above clearances. The scale of the combined companies will provide a more competitive cost model to drive additional growth.

•
Adds New and Complementary Capabilities for IC Customers: Sotera will add complementary capabilities to KeyW’s existing suite in agile software and solution development, cyber security and data analytics. In addition, the new KeyW will offer customers advanced emerging technologies focused on machine learning and big data solutions.

•
Provides Access to Large Portfolio of Prime Contracts and IDIQ Vehicles: Sotera will bring more than 12 prime IDIQ and GWAC contract vehicles to the combined company, which will expand KeyW’s overall presence in the IC and DoD. The combined contract portfolio provides the opportunity to sell both KeyW and Sotera capabilities to new and existing customers with an enhanced business development function. Sotera’s impressive BD infrastructure, combined with KeyW’s recently transformed BD function, will accelerate KeyW’s goal of having the IC’s leading BD capability going forward.

•	Highly-Achievable Cost Synergies: The transaction expects to yield approximately $3.5 million of cost synergies within the fiscal year 2017, and approximately $7 million within 12-18 months.

•
Enhanced Cash Flow Profile and Accretive to Earnings Per Share (EPS): The cash flow profile of the combined business will enable deleveraging beginning immediately; the anticipated tax attributes will increase net cash flow through an expected reduction of cash tax expense. The deal is expected to be immediately accretive to FY2017 adjusted EPS and GAAP EPS accretive in FY2018.

Transaction STRUCTURE
KeyW intends to fund the transaction with proceeds from a new secured credit facility arranged by RBC Capital Markets and cash on hand. The combined company will have pro forma debt to trailing 12-month adjusted EBITDA (as defined for credit facility purposes) of approximately 4.4x. The merger structure is expected to preserve certain tax attributes (subject to applicable U.S. Code 382 limitations on net operating loss carryforwards), providing tax benefits with an expected net present value of approximately $46 million.
Governance and Leadership
The combined company will be governed by KeyW’s current board of directors, and Bill Weber, KeyW’s CEO, will lead the company. Additional leaders will be drawn from both companies and named as the integration progresses. The headquarters of the combined company will remain in Hanover, Md.

Advisors
RBC Capital Markets is serving as financial advisor to KeyW, and Morrison & Foerster LLP is serving as legal advisors. Guggenheim Securities is also serving as a financial advisor to KeyW and Holland & Knight LLP is serving as securities counsel to KeyW. Macquarie Capital and Sagent Advisors are serving as financial advisors to Ares Management and Sotera, with Proskauer Rose LLP serving as legal counsel to Sotera.
Conference Call and Webcast
KeyW senior management will discuss this announcement and related matters at 5:00 p.m. (ET) today during our previously scheduled earnings call and webcast for the fourth fiscal quarter and fiscal year ended December 31, 2016, followed by a question-and-answer session to further discuss the results.
Interested parties will be able to connect to our webcast and the presentation accompanying the conference call via the Investor Relations page on our website on March 8, 2017. We encourage people to register for an email alert about the Webcast through the Events and Presentations tab, also found on the Investor Relations page of our website. Interested parties may also listen to the conference call by calling 1-877-853-5645. The International Dial-In access number will be 1-408-940-3868. The conference ID for the event is 56194282.
An archive of the webcast will be available on our webpage following the call. In addition, a podcast of our conference call will be available for download from our Investor Relations page of our website at approximately the same time as the webcast replay.

ABOUT SOTERA
Sotera is an agile, mid-sized national security technology company that delivers innovative systems, solutions and services in support of the critical missions and programs of Civilian Agencies, Department of Defense, Intelligence Community, Department of Homeland Security, federal law enforcement agencies and other parts of the federal government charged with ensuring the safety and security of our nation. Our over 1,100 employees remain focused on delivering essential enterprise IT, cyber security systems and operations, data fusion and analytics, intelligence analysis, and C5ISR solutions to our customers throughout the Federal Government.

ABOUT KeyW
KeyW is a total solutions provider for the Intelligence, Cyber and Counterterrorism communities' toughest challenges. We support the collection, processing, analysis and dissemination of information across the full spectrum of their missions. We employ and challenge more than 1,000 of the most talented professionals in the industry with solving such complex problems as preventing cyber threats, transforming data into intelligence and combating global terrorism.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding KeyW’s future prospects, projected financial results, estimated integration costs and acquisition related amortization expenses, business plans and the benefits of the business combination transaction involving KeyW and Sotera, including future financial and operating results such as fiscal year 2017 expected or projected revenue, adjusted EBITDA and debt to adjusted EBITDA ratio, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of KeyW’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Forward-looking statements are made only as of the date hereof, and KeyW does not undertake any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

In addition to factors previously disclosed in KeyW’s reports filed with the Securities and Exchange Commission (“SEC”), the following factors could cause actual results to differ materially from forward-looking statements: (i) the Sotera transaction not being timely completed, if completed at all, including the ability to obtain regulatory approvals and meet other closing conditions to the transaction in a timely manner, if at all; (ii) risks associated with obtaining the financing for the transaction on the expected terms and schedule, or at all; (iii) KeyW’s or Sotera’s respective businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; (iv) the parties being unable to successfully implement integration strategies or realize the anticipated benefits of the acquisition, including the possibility that the expected synergies and cost reductions from the proposed acquisition will not be realized or will not be realized within the expected time period; (v) the increased leverage and interest expense of the combined company; (vi) general economic conditions and/or conditions affecting the parties’ current and prospective customers and/or (vii) difficulties with, or delays in, the inability to achieve the parties’ and combined company’s revenue and adjusted EBITDA guidance for 2017, due to, among other things, unanticipated circumstances, trends or events affecting the combined company's financial performance. Factors other than those referred to above could also cause KeyW’s or Sotera’s results to differ materially from expected results.

Non-GAAP Financial Measures
This press release contains forward looking estimates of adjusted EBITDA, including adjusted EBITDA margin. Adjusted EBITDA, as defined by KeyW, is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP. Adjusted EBITDA should not be considered as an alternative to net income, operating income or any other measure of financial performance calculated and presented in accordance with U.S. GAAP. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate adjusted EBITDA or similarly titled measures in the same manner as we do. We prepare adjusted EBITDA to eliminate the impact of items that we do not consider indicative of our core operating performance. We encourage you to evaluate these adjustments and the reasons we consider them appropriate.
We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons:

•
we have various non-recurring transactions or non-operating transactions and expenses that directly impact our net income. Adjusted EBITDA is intended to approximate the net cash provided by operations by adjusting for non-recurring or non-operating items; and

•	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.

Our board of directors and management use adjusted EBITDA:

•	as a measure of operating performance;

•	to determine a significant portion of management's incentive compensation;

•	for planning purposes, including the preparation of our annual operating budget; and

•	to evaluate the effectiveness of our business strategies.

Although adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Some of these limitations are:

•	adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or other contractual commitments;

•	adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	adjusted EBITDA does not reflect interest expense or interest income;

•	adjusted EBITDA does not reflect cash requirements for income taxes;

•	adjusted EBITDA does not include non-cash expenses related to stock compensation;

•
although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for these replacements; and

•	other companies in our industry may calculate adjusted EBITDA or similarly titled measures differently than we do, limiting its usefulness as a comparative measure.

As used in this press release, with respect to estimated adjusted EBITDA for Sotera and the combined company, respectively, KeyW defines adjusted EBITDA as GAAP net income before interest, income taxes, depreciation and amortization, excluding stock-based compensation, transaction and integration costs and other adjustments, as applicable, associated with the proposed transaction. Reconciliations of estimated adjusted EBITDA to GAAP net income is not provided because GAAP net income generated by the Sotera operations for the applicable future period is not accessible or estimable at this time. In this regard, KeyW has not yet completed the necessary valuation of the various assets to be acquired in the proposed acquisition, for accounting purposes, or an allocation of the purchase price among the various types of assets. In addition, the final interest and debt expense associated with the transactions contemplated by the commitment letter have not been finalized and are therefore unavailable. Accordingly, the amount of depreciation and amortization, interest and debt expense and other factors that will be included in the additional GAAP net income assuming the proposed transaction is consummated is not accessible or estimable at this time, and is therefore not available without unreasonable effort. The amount of such additional resulting depreciation and amortization, applicable interest and debt expense, and other factors could be significant, such that actual GAAP net income would vary substantially from the estimated adjusted EBITDA included in this presentation.

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